Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec Electronics GmbH	Germany
3	Nidec Electronics (Thailand) Co., Ltd.	Thailand
4	Nidec Precision (Thailand) Co., Ltd.	Thailand
5	SC WADO Co., Ltd.	Thailand
6	Nidec (Dalian) Limited	China
7	Nidec Taiwan Corporation	Taiwan
8	Nidec Singapore Pte. Ltd.	Singapore
9	P.T. Nidec Indonesia	Indonesia
10	Nidec India Private Limited	India
11	Nidec (H.K.) Co., Ltd.	Hong Kong
12	Nidec (Shenzhen) Co., Ltd.	China
13	Nidec (Beijing) Co., Ltd.	China
14	Nidec Philippines Corporation	Philippines
15	Nidec Precision Philippines Corporation	Philippines
16	Nidec Subic Philippines Corporation	Philippines
17	Nidec Korea Corporation	Korea
18	Nidec-Kyori Corporation	Japan
19	Nidec-Kyori (Shanghai) Machinery Corporation	China
20	Nidec-Kyori (Zhejiang) Machinery Corporation	China
21	Nidec Machinery Corporation	Japan
22	Nidec Machinery (Thailand) Co., Ltd.	Thailand
23	Nidec Machinery (Zhejiang) Corporation	China
24	Nidec Total Service Corporation	Japan
25	Nidec Total Service (Zhejiang) Corporation	China
26	Nidec Techno Motor Holdings Corporation	Japan
27	Nidec Seiko Corporation	Japan
28	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
29	Nidec Sole Motor Corporation S.R.L.	Italy
30	Nidec Sole Motor Hungary K.F.T.	Hungary
31	Nidec-Shimpo Corporation	Japan
32	Nidec-Read Corporation	Japan
33	Nidec-Read Taiwan Corporation	Taiwan
34	Nidec-Read (Shanghai) International Trading Co., Ltd.	China
35	Nidec-Read Korea Corporation	Korea
36	LuzCom,Inc.	Japan
37	Nidec-Read (Zhejiang) Corporation	China
38	Nidec-Shimpo America Corporation	U.S.A
39	Shimpo Drives Incorporation	U.S.A

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
40	Nidec-Shimpo Philippines Corporation	Philippines
41	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
42	Nidec-Shimpo Taiwan Corporation	Taiwan
43	Nidec-Shimpo (Zhejiang) Corporation	China
44	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
45	Nidec-Shimpo India Sales & Trading Private Limited	India
46	Nidec Tosok Corporation	Japan
47	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
48	Nidec Tosok (Shanghai) Co., Ltd.	China
49	Nidec Tosok System Engineering (Zhejiang) Corporation	China
50	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
51	Nidec Copal Corporation	Japan
52	Nidec Copal Philippines Corporation	Philippines
53	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
54	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
55	Nidec Copal Precision Parts Corporation	Japan
56	Nidec Copal (Thailand) Co., Ltd.	Thailand
57	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
58	Nidec Copal (U.S.A) Corporation	U.S.A
59	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
60	Nidec Copal (Zhejiang) Co., Ltd.	China
61	Copal Yamada Corporation	Japan
62	Copal Yamada (Vietnam) Co., Ltd.	Vietnam
63	Nidec Copal Precision (Vietnam) Corporation	Vietnam
64	Nidec Copal Electronics Corporation	Japan
65	Nidec Copal Electronics, Inc.	U.S.A
66	Nidec Copal Electronics GmbH	Germany
67	Globa Service Inc.	Japan
68	Globa Sales Co., Ltd.	Japan
69	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
70	Nidec Copal Electronics (Korea) Co., Ltd.	Korea
71	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
72	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
73	Fujisoku Corporation	Japan
74	Hangzhou Keming Electronics., Ltd.	China
75	Nidec Shibaura Corporation	Japan
76	Nidec Shibaura (Zhejiang) Co., Ltd.	China
77	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
78	Nidec Shibaura (H.K.) Limited	Hong Kong
79	Nidec (Zhejiang) Corporation	China

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
80	Nidec (Dongguan) Limited	China
81	Nidec (Shaoguan) Limited	China
82	Nidec Automobile Motor (Zhejiang) Corporation	China
83	Nidec (New Territories) Co., Ltd.	China
84	Nidec (Shanghai) International Trading Co., Ltd.	China
85	Nidec Vietnam Corporation	Vietnam
86	Nidec Bearing (Zhejiang) Corporation	China
87	Nidec Bearing (Thailand) Co., Ltd.	Thailand
88	Nidec Sankyo Corporation	Japan
89	Nidec Logistics Corporation	Japan
90	Nidec Logistics Consulting (Pinghu) Corporation	China
91	Nidec Logistics Singapore Pte. Ltd.	Singapore
92	Nidec Logistics (H.K.) Co., Limited	Hong Kong
93	Nidec Sankyo Service engineering Corporation	Japan
94	Nidec Sankyo Shoji Corporation	Japan
95	Nidec Sankyo Music Box Corporation	Japan
96	Nidec Sankyo America Corporation	U.S.A
97	Nidec Sankyo Taiwan Corporation	Taiwan
98	Nidec Sankyo Singapore Pte. Ltd.	Singapore
99	Nidec Sankyo (Zhejiang) Corporation	China
100	Nidec Sankyo Vietnam Corporation	Vietnam
101	Nidec Sankyo (Fuzhou) Corporation	China
102	Nidec Sankyo Electronics (Shanghai) Corporation	China
103	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
104	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
105	Nidec Sankyo Electronics (Shenzhen) Corporation	China
106	Nidec Sankyo Europe GmbH	Germany
107	Nidec Sankyo Electronics (Dongguan) Corporation	China
108	Nidec Nissin Corporation	Japan
109	Nidec Nissin Tohoku Corporation	Japan
110	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
111	Nidec Nissin (Dongguan) Corporation	China
112	Nidec Nissin (Dalian) Corporation	Vietnam
113	Nidec Nissin Vietnam Corporation	Indonesia
114	P.T. Nidec Nissin Indonesia	China
115	Nidec Pigeon Corporation	Japan
116	Nidec Pigeon (H.K.) Co., Ltd.	Hong Kong
117	Nidec Motors & Actuators	France
118	Nidec Motors & Actuators (Germany) GmbH	Germany
119	NMA Property Verwaltungsgesellschaft mbH	Germany

Exhibit 8.1

No.	Company name in English	Jurisdiction of Incorporation
120	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
121	Nidec Motors & Actuators (Spain) S.A.	Spain
122	Nidec Motors & Actuators (USA)) Inc.	U.S.A
123	Nidec Motors & Actuators (Mexico) S. de R.L. de C.V.	Mexico
124	Nidec Brilliant Co., Ltd.	Singapore
125	Nidec BMS Pte. Ltd.	Singapore
126	Nidec Legend Pte. Ltd.	Singapore
127	PT Brilliant Precision	Indonesia
128	PT Pacific Coatings Batam	Indonesia
129	Nidec Brilliant (Thailand) Co., Ltd.	Thailand
130	Nidec Brilliant Precision (Thailand) Co., Ltd.	Thailand
131	Nidec Brilliant (Suzhou) Co., Ltd.	China
132	Nidec BMS (Suzhou) Co., Ltd.	China
133	Taima Casting Sdn. Bhd.	Malaysia
134	Nidec Servo Corporation	Japan
135	Nidec Servo Hotaka Corporation	Japan
136	Japan Servo Motors Singapore Pte, Ltd	Singapore
137	PT. Japan Servo Batam	Indonesia
138	Nidec Servo (Hong Kong) Co., Limited	Hong Kong
139	Nidec Servo (Changzhou) Corporation	China
140	Japan Servo Europe GmbH	Germany
141	Nidec Servo Vietnam Corporation	Vietnam
142	Nidec Servo Europe B.V.	Netherlands
143	Nidec Servo (Shanghai) Co., Ltd.	China
144	Nidec Motor Holdings Corporation	Japan
145	Nidec Motor Corporation	U.S.A
146	Nidec Motor Canada Corporation	Canada
147	Compania de Motores Domesticos, S.A. de C.V.	Mexico
148	Rotores S.A. de C.V.	Mexico
149	Controles Electromecanicos de Mexico S.A. de C.V.	Mexico
150	Emerson Laminaciones de Acero de Monterrey, S.A. de C.V.	Mexico
151	Motores Reynosa, S.A. de C.V.	Mexico
152	Motores U.S. de Mexico S.A. de C.V.	Mexico
153	U.S.E.M. de Mexico, S.A. de C.V.	Mexico
154	Nidec SR Drives Manufacturing Ltd.	England
155	Nidec SR Drives Ltd.	England
156	Emerson (China) Motor Co., Ltd.	China
157	Nidec Motor Colombia SAS	Colombia
158	Emerson Venezuela C.A.	Venezuela